UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2012

AboveNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23269	11-3168327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Hamilton Avenue
White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (914) 421-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the special meeting of stockholders of AboveNet, Inc. (the “Company”) held on June 5, 2012 (the “Special Meeting”), the Company’s stockholders considered the following proposals:

•	to adopt the Agreement and Plan of Merger, dated as of March 18, 2012, by and among the Company, Zayo Group, LLC and Voila Sub, Inc. (the “Merger Agreement”);

•	to adjourn the Special Meeting, if necessary or appropriate and permitted under the Merger Agreement, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement (the “Adjournment Proposal”); and

•	to approve, on a non-binding advisory basis, the golden parachute compensation payable under existing agreements with the Company that certain executive officers of the Company will or may receive in connection with the Company’s merger with Voila Sub, Inc. under the Merger Agreement (the “Parachute Proposal”).

For more information about the foregoing proposals, see the Company’s Definitive Proxy Statement for the Special Meeting filed with the Securities and Exchange Commission on May 3, 2012, the relevant portions of which are incorporated herein by reference. At the Special Meeting, each proposal submitted to the Company’s stockholders was approved. The voting results* are set forth below:

Proposal to adopt the Merger Agreement:

For	Against	Abstained
21,658,212	22,321	35,613

Adjournment Proposal:

For	Against	Abstained
20,871,863	843,636	647

Parachute Proposal:

For	Against	Abstained
19,370,455	1,476,297	869,394

________________________

*There were no broker non-votes.

2

Item 8.01. Other Events.

On June 5, 2012, the Company issued a press release announcing that its stockholders had approved the proposal to adopt the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release issued on June 5, 2012.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 5, 2012
ABOVENET, INC.

	By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President and General Counsel

4

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press Release issued on June 5, 2012.